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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Triad Hospitals, Inc. on Form S-8 (File No. 333-78243), Form S-8 (File No. 333-78191), Form S-8 (File No. 333-78189), and Form S-8 (File No. 333-80017) of our
report dated February 28, 2000 on our audit of the consolidated financial statements of Triad Hospitals, Inc. as of December 31, 1999 and for the year then ended, which report is included in this Annual Report on Form 10-K.


                                                  /s/ PricewaterhouseCoopers LLP


Dallas, Texas
March 30, 2000